

<ARTICLE> 9
<MULTIPLIER> 1,000,000

<PERIOD-TYPE>                     12-MOS
<FISCAL-YEAR-END>                           DEC-31-1994
<PERIOD-START>                              JAN-01-1994
<PERIOD-END>                                DEC-31-1994
<CASH>                                            4,265
<INT-BEARING-DEPOSITS>                            8,066
<FED-FUNDS-SOLD>                                 13,302
<TRADING-ASSETS>                                  4,967
<INVESTMENTS-HELD-FOR-SALE>                         730<F1>
<INVESTMENTS-CARRYING>                              456<F1>
<INVESTMENTS-MARKET>                                453<F1>
<LOANS>                                          25,947
<ALLOWANCE>                                       (723)
<TOTAL-ASSETS>                                   65,900
<DEPOSITS>                                       31,666
<SHORT-TERM>                                     20,691
<LIABILITIES-OTHER>                               2,116
<LONG-TERM>                                       2,271
<COMMON>                                            466
<PREFERRED-MANDATORY>                                 0
<PREFERRED>                                         611
<OTHER-SE>                                        3,456<F2>
<TOTAL-LIABILITIES-AND-EQUITY>                   65,900
<INTEREST-LOAN>                                   1,897
<INTEREST-INVEST>                                    68
<INTEREST-OTHER>                                    977
<INTEREST-TOTAL>                                  3,220
<INTEREST-DEPOSIT>                                  780
<INTEREST-EXPENSE>                                1,889
<INTEREST-INCOME-NET>                             1,331
<LOAN-LOSSES>                                       224
<SECURITIES-GAINS>                                    1<F3>
<EXPENSE-OTHER>                                   1,919<F4>
<INCOME-PRETAX>                                   1,063
<INCOME-PRE-EXTRAORDINARY>                          690
<EXTRAORDINARY>                                       0
<CHANGES>                                             0
<NET-INCOME>                                        690
<EPS-PRIMARY>                                      7.04
<EPS-DILUTED>                                      6.88
<YIELD-ACTUAL>                                     2.58
<LOANS-NON>                                         126
<LOANS-PAST>                                         89
<LOANS-TROUBLED>                                      4
<LOANS-PROBLEM>                                       0
<ALLOWANCE-OPEN>                                    683
<CHARGE-OFFS>                                       242
<RECOVERIES>                                         91
<ALLOWANCE-CLOSE>                                   723
<ALLOWANCE-DOMESTIC>                                668
<ALLOWANCE-FOREIGN>                                  55
<ALLOWANCE-UNALLOCATED>                               0<F5>

<F1> In addition to the investment securities disclosed in this Financial Data
     Schedule, the Corporation has investment securities in its venture capital business. These securities had a carrying value of $1.4 billion as of December 31, 1994.

<F2> Treasury stock of $157 million is included as a reduction of other stockholders' equity.

<F3> Investment securities gains/losses do not include the Corporation's equity securities gains which totalled $229 million.

<F4> Other expenses includes: Salaries and Employee benefit expense of $869 million, Occupancy expense of $137 million, Equipment rentals, depreciation and maintenance expense of $157 million and other expenses which totalled $756 million.

<F5> Allowance-Unallocated is included in Allowance-Domestic and
     Allowance-Foreign.

